Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package

Second Quarter | 2020

2205 W. 126th Street

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Stabilized Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13-14
Portfolio Data:
Portfolio Overview	15
Occupancy and Leasing Trends	16
Leasing Statistics	17-18
Top Tenants and Lease Segmentation	19
Capital Expenditure Summary	20
Properties and Space Under Repositioning/Development	21-22
Current Year Acquisitions and Dispositions Summary	23
Guidance	24
Net Asset Value Components	25
Notes and Definitions	26-29
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws;an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2019 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 4, 2020. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street Advisors	Eric Frankel	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Financial Results:
Total rental income	$79,770	$77,490	$74,015	$67,020	$63,613
Net income	$16,271	$15,272	$24,382	$12,948	$15,954
Net Operating Income (NOI)	$60,886	$59,376	$55,859	$50,855	$48,474
Company share of Core FFO	$38,832	$37,519	$35,754	$33,853	$32,068
Company share of Core FFO per common share - diluted	$0.32	$0.33	$0.32	$0.31	$0.30
Adjusted EBITDA	$55,982	$55,566	$52,232	$49,271	$45,342
Dividend declared per common share	$0.215	$0.215	$0.185	$0.185	$0.185
Portfolio Statistics:
Portfolio rentable square feet (“RSF”) - consolidated(2)	27,633,778	27,303,260	26,425,208	24,752,305	23,812,518
Ending occupancy - consolidated portfolio(2)	95.4%	95.6%	96.5%	95.1%	94.5%
Stabilized occupancy - consolidated portfolio	97.0%	97.4%	97.9%	97.5%	97.8%
Leasing spreads - GAAP	32.3%	36.6%	42.0%	31.2%	39.4%
Leasing spreads - cash	18.2%	24.4%	27.1%	19.4%	22.3%
Stabilized Same Property Performance:
Stabilized Same Property Portfolio RSF	19,820,371	19,820,371	19,820,371	19,820,371	19,820,371
Stabilized Same Property Portfolio ending occupancy	97.6%	98.0%	98.0%	97.7%	98.0%
Stabilized Same Property Portfolio NOI growth(3)	3.1%	3.7%	n/a	n/a	n/a
Stabilized Same Property Portfolio Cash NOI growth(3)	(2.3)%	7.5%	n/a	n/a	n/a
Capitalization:
Common stock price at quarter end	$41.43	$41.01	$45.67	$44.02	$40.37
Common shares issued and outstanding	123,546,160	116,087,092	113,580,755	110,669,277	109,519,791
Total shares and units issued and outstanding at period end(4)	127,454,636	120,004,376	116,304,528	113,091,134	111,943,020
Weighted average shares outstanding - diluted	120,068,176	114,314,331	112,096,619	110,074,074	106,236,309
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units	$319,068	$319,068	$278,281	$278,281	$192,031
Total equity market capitalization	$5,599,514	$5,240,447	$5,589,909	$5,256,553	$4,711,171
Total consolidated debt	$908,250	$905,645	$860,958	$860,999	$761,038
Total combined market capitalization (net debt plus equity)	$6,253,391	$6,033,660	$6,372,010	$5,920,044	$5,300,000
Ratios:
Net debt to total combined market capitalization	10.5%	13.1%	12.3%	11.2%	11.1%
Net debt to Adjusted EBITDA (quarterly results annualized)	2.9x	3.6x	3.7x	3.4x	3.2x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 26 and page 8 of this report, respectively.

(2)
Consolidated portfolio RSF and ending occ. % for Q1'20, Q4'19, Q3'19 and Q2'19 have been restated to remove the RSF of the following bldgs that were acquired vacant w/ the intent to demolish the existing bldg & construct a new bldg: 12,000 RSF at 9615 Norwalk Blvd. (acquired Q2’15), 49,976 RSF at 851 Lawrence Dr. (acquired Q2’18) and 63,900 RSF at 415 Motor Ave. (acquired Q4’19).

(3)	Represents the year over year percentage change in NOI and Cash NOI for the Stabilized Same Property Portfolio.

(4)
Includes the following # of OP Units and vested LTIP units held by noncontrolling interests: 3,908,476 (Jun 30, 2020), 3,917,284 (Mar 31, 2020), 2,723,773 (Dec 31, 2019), 2,421,857 (Sep 30, 2019) and 2,423,229 (Jun 30, 2019). Excludes the following # of shares of unvested restricted stock: 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020), 212,545 (Dec 31, 2019), 214,995 (Sep 30, 2019) and 219,789 (Jun 30, 2019). Excludes unvested LTIP units and unvested performance units.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
ASSETS
Land	$2,128,243	$2,068,460	$1,927,098	$1,728,490	$1,590,321
Buildings and improvements	1,770,930	1,748,675	1,680,178	1,611,060	1,528,750
Tenant improvements	77,211	75,341	72,179	68,124	66,665
Furniture, fixtures, and equipment	141	141	141	141	141
Construction in progress	39,860	26,791	18,794	29,094	23,576
Total real estate held for investment	4,016,385	3,919,408	3,698,390	3,436,909	3,209,453
Accumulated depreciation	(337,938)	(316,812)	(296,777)	(278,726)	(261,231)
Investments in real estate, net	3,678,447	3,602,596	3,401,613	3,158,183	2,948,222
Cash and cash equivalents	254,373	112,432	78,857	197,508	172,209
Restricted cash	67	46	—	—	11,055
Rents and other receivables, net	4,790	5,859	5,889	4,376	3,614
Deferred rent receivable, net	37,552	31,339	29,671	27,502	25,462
Deferred leasing costs, net	20,269	19,482	18,688	17,561	16,722
Deferred loan costs, net	2,599	2,770	695	849	1,004
Acquired lease intangible assets, net(1)	71,513	76,138	73,090	67,110	61,664
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	—	—	766	374	1,414
Other assets	16,656	10,717	9,671	10,778	14,204
Acquisition related deposits	63,612	5,896	14,526	8,415	4,615
Assets associated with real estate held for sale, net(2)	—	—	—	4,582	—
Total Assets	$4,155,034	$3,872,431	$3,638,622	$3,502,394	$3,265,341
LIABILITIES & EQUITY
Liabilities
Notes payable	$906,687	$903,802	$857,842	$857,688	$757,677
Interest rate swap liability	22,916	22,690	8,488	10,727	8,671
Accounts payable, accrued expenses and other liabilities	33,731	39,000	31,112	34,669	26,065
Dividends payable	27,532	25,931	21,624	21,034	20,823
Acquired lease intangible liabilities, net(3)	61,108	63,914	59,340	56,151	55,084
Tenant security deposits	26,158	30,342	28,779	27,688	26,123
Prepaid rents	11,163	8,074	8,988	7,759	6,289
Liabilities associated with real estate held for sale(2)	—	—	—	135	—
Total Liabilities	1,089,295	1,093,753	1,016,173	1,015,851	900,732
Equity
Preferred stock	242,327	242,327	242,327	242,529	159,094
Common stock	1,236	1,162	1,136	1,106	1,095
Additional paid in capital	2,820,216	2,524,274	2,439,007	2,306,282	2,255,849
Cumulative distributions in excess of earnings	(147,907)	(132,843)	(118,751)	(117,711)	(107,056)
Accumulated other comprehensive income	(22,214)	(21,950)	(7,542)	(10,132)	(7,101)
Total stockholders’ equity	2,893,658	2,612,970	2,556,177	2,422,074	2,301,881
Noncontrolling interests	172,081	165,708	66,272	64,469	62,728
Total Equity	3,065,739	2,778,678	2,622,449	2,486,543	2,364,609
Total Liabilities and Equity	$4,155,034	$3,872,431	$3,638,622	$3,502,394	$3,265,341

(1)	Includes net above-market tenant lease intangibles of $6,230 (June 30, 2020), $6,410 (March 31, 2020), $6,675 (December 31, 2019), $5,517 (September 30, 2019) and $5,450 (June 30, 2019).

(2)	At September 30, 2019, our property located at 13914-13932 East Valley Boulevard was classified as held for sale.

(3)	Represents net below-market tenant lease intangibles as of the balance sheet date.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Revenues
Rental income(1)	$79,770	$77,490	$74,015	$67,020	$63,613
Management, leasing, and development services	114	93	105	90	109
Interest income	66	97	279	951	668
Total Revenues	79,950	77,680	74,399	68,061	64,390
Operating Expenses
Property expenses	18,884	18,114	18,156	16,165	15,139
General and administrative	8,972	9,317	8,215	7,440	7,301
Depreciation and amortization	28,381	27,523	26,877	25,496	24,522
Total Operating Expenses	56,237	54,954	53,248	49,101	46,962
Other Expenses
Acquisition expenses	14	5	(3)	122	29
Interest expense	7,428	7,449	7,364	6,785	6,255
Total Expenses	63,679	62,408	60,609	56,008	53,246
Gains on sale of real estate	—	—	10,592	895	4,810
Net Income	16,271	15,272	24,382	12,948	15,954
Less: net income attributable to noncontrolling interests	(1,084)	(717)	(734)	(518)	(569)
Net income attributable to Rexford Industrial Realty, Inc.	15,187	14,555	23,648	12,430	15,385
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(2,572)	(2,424)
Less: earnings allocated to participating securities	(129)	(131)	(108)	(112)	(113)
Net income attributable to common stockholders	$11,421	$10,788	$19,904	$9,746	$12,848

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.10	$0.09	$0.18	$0.09	$0.12
Net income attributable to common stockholders per share - diluted	$0.10	$0.09	$0.18	$0.09	$0.12

Weighted average shares outstanding - basic	119,810,283	114,054,434	111,612,279	109,645,216	105,847,557
Weighted average shares outstanding - diluted	120,068,176	114,314,331	112,096,619	110,074,074	106,236,309

(1)	See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rental income(1)	$79,770	$63,613	$157,260	$123,217
Management, leasing, and development services	114	109	207	211
Interest income	66	668	163	1,325
Total Revenues	79,950	64,390	157,630	124,753
Operating Expenses
Property expenses	18,884	15,139	36,998	28,951
General and administrative	8,972	7,301	18,289	14,645
Depreciation and amortization	28,381	24,522	55,904	46,518
Total Operating Expenses	56,237	46,962	111,191	90,114
Other Expenses
Acquisition expenses	14	29	19	52
Interest expense	7,428	6,255	14,877	12,726
Total Expenses	63,679	53,246	126,087	102,892
Gains on sale of real estate	—	4,810	—	4,810
Net Income	16,271	15,954	31,543	26,671
Less: net income attributable to noncontrolling interests	(1,084)	(569)	(1,801)	(770)
Net income attributable to Rexford Industrial Realty, Inc.	15,187	15,385	29,742	25,901
Less: preferred stock dividends	(3,637)	(2,424)	(7,273)	(4,847)
Less: earnings allocated to participating securities	(129)	(113)	(260)	(227)
Net income attributable to common stockholders	$11,421	$12,848	$22,209	$20,827

(1)
On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. Under the section “Rental Income” on page 28 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Net Income	$16,271	$15,272	$24,382	$12,948	$15,954
Add:
Depreciation and amortization	28,381	27,523	26,877	25,496	24,522
Deduct:
Gains on sale of real estate	—	—	10,592	895	4,810
Funds From Operations (FFO)	44,652	42,795	40,667	37,549	35,666
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(2,572)	(2,424)
Less: FFO attributable to noncontrolling interests(2)	(2,005)	(1,450)	(1,087)	(1,056)	(1,021)
Less: FFO attributable to participating securities(3)	(192)	(195)	(188)	(187)	(182)
Company share of FFO	$38,818	$37,514	$35,756	$33,734	$32,039

Company share of FFO per common share‐basic	$0.32	$0.33	$0.32	$0.31	$0.30
Company share of FFO per common share‐diluted	$0.32	$0.33	$0.32	$0.31	$0.30

FFO	$44,652	$42,795	$40,667	$37,549	$35,666
Add:
Acquisition expenses	14	5	(3)	122	29
Core FFO	44,666	42,800	40,664	37,671	35,695
Less: preferred stock dividends	(3,637)	(3,636)	(3,636)	(2,572)	(2,424)
Less: Core FFO attributable to noncontrolling interests(2)	(2,005)	(1,450)	(1,086)	(1,059)	(1,021)
Less: Core FFO attributable to participating securities(3)	(192)	(195)	(188)	(187)	(182)
Company share of Core FFO	$38,832	$37,519	$35,754	$33,853	$32,068

Company share of Core FFO per common share‐basic	$0.32	$0.33	$0.32	$0.31	$0.30
Company share of Core FFO per common share‐diluted	$0.32	$0.33	$0.32	$0.31	$0.30

Weighted-average shares outstanding-basic	119,810,283	114,054,434	111,612,279	109,645,216	105,847,557
Weighted-average shares outstanding-diluted(4)	120,068,176	114,314,331	112,096,619	110,074,074	106,236,309

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Funds From Operations(2)	$44,652	$42,795	$40,667	$37,549	$35,666
Add:
Amortization of deferred financing costs	381	343	347	347	345
Non-cash stock compensation	3,709	3,570	2,800	2,668	2,709
Deduct:
Preferred stock dividends	3,637	3,636	3,636	2,572	2,424
Straight line rental revenue adjustment(3)	6,212	1,672	2,200	2,080	1,241
Amortization of net below-market lease intangibles	2,669	2,402	2,191	2,065	1,900
Capitalized payments(4)	2,008	2,067	1,851	2,375	2,008
Note payable premium amortization	59	16	(2)	(1)	(2)
Recurring capital expenditures(5)	1,323	1,575	1,383	1,851	1,280
2nd generation tenant improvements and leasing commissions(6)	2,000	1,727	1,754	1,211	1,358
Adjusted Funds From Operations (AFFO)	$30,834	$33,613	$30,801	$28,411	$28,511

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $5,775 (including the acceleration of $825 of future concessions and the deferral of $3,635 of base rent provided by COVID-19 rent relief agreements), $1,329, $1,285, $1,057 and $916 for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

(4)	Includes capitalized interest, taxes, insurance and construction related compensation costs.

(5)
Excludes nonrecurring capital expenditures of $14,773, $12,411, $10,857, $8,816 and $6,672 for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $549, $831, $1,497, $1,164 and $2,791 for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Rental income(2)	$79,770	$77,490	$74,015	$67,020	$63,613
Property expenses	18,884	18,114	18,156	16,165	15,139
Net Operating Income (NOI)	$60,886	$59,376	$55,859	$50,855	$48,474
Amortization of above/below market lease intangibles	(2,669)	(2,402)	(2,191)	(2,065)	(1,900)
Straight line rental revenue adjustment	(6,212)	(1,672)	(2,200)	(2,080)	(1,241)
Cash NOI	$52,005	$55,302	$51,468	$46,710	$45,333

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net income	$16,271	$15,272	$24,382	$12,948	$15,954
Interest expense	7,428	7,449	7,364	6,785	6,255
Depreciation and amortization	28,381	27,523	26,877	25,496	24,522
Gains on sale of real estate	—	—	(10,592)	(895)	(4,810)
EBITDAre	$52,080	$50,244	$48,031	$44,334	$41,921
Stock-based compensation amortization	3,709	3,570	2,800	2,668	2,709
Acquisition expenses	14	5	(3)	122	29
Pro forma effect of acquisitions(3)	179	1,747	1,500	2,142	822
Pro forma effect of dispositions(4)	—	—	(96)	5	(139)
Adjusted EBITDA	$55,982	$55,566	$52,232	$49,271	$45,342

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)	See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

(3)
Represents the estimated impact on Q2'20 EBITDAre of Q2'20 acquisitions as if they had been acquired on April 1, 2020, the impact on Q1'20 EBITDAre of Q1'20 acquisitions as if they had been acquired on January 1, 2020, the impact on Q4'19 EBITDAre of Q4'19 acquisitions as if they had been acquired on October 1, 2019, the impact on Q3'19 EBITDAre of Q3'19 acquisitions as if they had been acquired on July 1, 2019, and the impact on Q2'19 EBITDAre of Q2'19 acquisitions as if they had been acquired on April 1, 2019. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q4'19EBITDAre of Q4'19 dispositions as if they had been sold as of October 1, 2019, Q3'19 EBITDAre of Q3'19 dispositions as if they had been sold as of July 1, 2019, and the impact on Q2'19 EBITDAre of Q2'19 dispositions as if they had been sold as of April 1, 2019. We did not sell any properties during Q2'20 or Q1'20.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 10

Stabilized Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Stabilized Same Property Portfolio:
Number of properties	161
Square Feet	19,820,371

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended June 30,					Six Months Ended June 30,
	2020	2019	$ Change	% Change		2020	2019	$ Change	% Change
Rental income(2)(3)	$57,513	$55,851	$1,662	3.0%		$115,291	$111,544	$3,747	3.4%
Property expenses	13,178	12,850	328	2.6%		26,316	25,489	827	3.2%
Stabilized same property portfolio NOI	$44,335	$43,001	$1,334	3.1%	(3)	$88,975	$86,055	$2,920	3.4%	(3)
Straight-line rents	(3,196)	(630)	(2,566)	407.3%		(3,842)	(2,365)	(1,477)	62.5%
Amort. above/below market leases	(1,417)	(1,729)	312	(18.0)%		(2,906)	(3,493)	587	(16.8)%
Stabilized same property portfolio Cash NOI	$39,722	$40,642	$(920)	(2.3)%	(3)	$82,227	$80,197	$2,030	2.5%	(3)

Stabilized Same Property Portfolio Occupancy:

	June 30,
Occupancy:	2020	2019	Change (basis points)
Los Angeles County	98.8%	98.5%	30 bps
Orange County	97.4%	96.8%	60 bps
San Bernardino County	97.4%	97.8%	(40) bps
Ventura County	93.2%	97.9%	(470) bps
San Diego County	94.9%	97.5%	(260) bps
Total/Weighted Average	97.6%	98.0%	(40) bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

(2)
See “Stabilized Same Property Portfolio Rental Income” on page 29 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three and six months ended June 30, 2020 and 2019.

(3)
Rental income includes lease termination fees of $18 thousand and $2 thousand for the three months ended June 30, 2020 and 2019, respectively and $138 thousand and $2 thousand for the six months ended June 30, 2020 and 2019, respectively. Excluding these lease termination fees, Stabilized Same Property Portfolio NOI increased by approximately 3.1% and 3.2% and Stabilized Same Property Portfolio Cash NOI increased by approximately (2.3)% and 2.4% during the three and six months ended June 30, 2020, compared to the three and six months ended June 30, 2019, respectively.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of June 30, 2020

Description	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Common shares outstanding(1)	123,546,160	116,087,092	113,580,755	110,669,277	109,519,791
Operating partnership units outstanding(2)	3,908,476	3,917,284	2,723,773	2,421,857	2,423,229
Total shares and units outstanding at period end	127,454,636	120,004,376	116,304,528	113,091,134	111,943,020
Share price at end of quarter	$41.43	$41.01	$45.67	$44.02	$40.37
Common Stock and Operating Partnership Units - Capitalization	$5,280,446	$4,921,379	$5,311,628	$4,978,272	$4,519,140
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(3)	75,000	75,000	75,000	75,000	75,000
5.625% Series C Cumulative Redeemable Preferred Stock(3)	86,250	86,250	86,250	86,250	—
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	—	—	—
Total Equity Market Capitalization	$5,599,514	$5,240,447	$5,589,909	$5,256,553	$4,711,171

Total Debt	$908,250	$905,645	$860,958	$860,999	$761,038
Less: Cash and cash equivalents	(254,373)	(112,432)	(78,857)	(197,508)	(172,209)
Net Debt	$653,877	$793,213	$782,101	$663,491	$588,829
Total Combined Market Capitalization (Net Debt plus Equity)	$6,253,391	$6,033,660	$6,372,010	$5,920,044	$5,300,000

Net debt to total combined market capitalization	10.5%	13.1%	12.3%	11.2%	11.1%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	2.9x	3.6x	3.7x	3.4x	3.2x

(1)	Excludes the following number of shares of unvested restricted stock: 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020), 212,545 (Dec 31, 2019), 214,995 (Sep 30, 2019) and 219,789 (Jun 30, 2019).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of Jun 30, 2020, includes 434,368 vested LTIP Units & 429,520 vested performance units & excludes 292,751 unvested LTIP Units & 687,761 unvested performance units.

(3)	Values based on liquidation preference of $25.00 per share and the following number of outstanding shares of preferred stock: Series A (3,600,000); Series B (3,000,000); Series C (3,450,000).

(4)
Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 26 of this report.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 12

Debt Summary.	(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2020

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2023(3)	LIBOR + 1.70%	1.862%	$58,499
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,377
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	4,120
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,861
5160 Richton Street	11/15/2024	3.790%	3.790%	4,443
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,100
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,938
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,530
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,782
Unsecured Debt:
$500M Revolving Credit Facility(4)	2/13/2024(5)	LIBOR +1.05%(6)	1.212%	—
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	2.964%	100,000	8/14/2021
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.574%	225,000	1/14/2022
$150M Term Loan Facility	5/22/2025	LIBOR +1.50%(6)	4.263%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
			3.468%	$908,250

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	5.2	3.58%	3.58%	$849,751	94%
Variable	3.1	LIBOR + 1.70%	1.86%	$58,499	6%
Secured	4.3		2.92%	$108,250	12%
Unsecured	5.2		3.54%	$800,000	88%
*See footnotes on the following page*

Second Quarter 2020 Supplemental Financial Reporting Package	Page 13

Debt Summary (Continued).	(unaudited and dollars in thousands)

Debt Detail:
As of June 30, 2020

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate
2020 - 2021	$—	$—	$—	—%	—%
2022	—	100,000	100,000	11%	2.964%
2023	65,149	225,000	290,149	32%	2.473%
2024	14,024	—	14,024	2%	4.386%
Thereafter	29,077	475,000	504,077	55%	4.116%
Total	$108,250	$800,000	$908,250	100%	3.468%

(1)	Includes the effect of interest rate swaps effective as of June 30, 2020, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.

(2)	Excludes unamortized debt issuance costs, premiums and discounts aggregating $1.6 million as of June 30, 2020.

(3)	One two-year extension is available, provided that certain conditions are satisfied.

(4)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.

(5)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(6)
The applicable LIBOR margin ranges from 1.05% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding debt to the value of our gross asset value (measured quarterly). As a result, the effective interest rate for these loans will fluctuate from period to period.

(7)	The weighted average remaining term to maturity of our consolidated debt is 5.1 years.

(8)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 14

Portfolio Overview.
At June 30, 2020	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	12	1,308,789	702,673	2,011,462	98.6%	98.9%	98.7%	98.7%	$18,547	$9.34
Greater San Fernando Valley	40	3,114,322	861,727	3,976,049	98.1%	92.6%	96.9%	97.3%	41,143	$10.68
Mid-Counties	16	1,026,443	271,086	1,297,529	100.0%	77.5%	95.3%	99.4%	12,518	$10.12
San Gabriel Valley	22	1,983,109	1,473,103	3,456,212	99.7%	99.0%	99.4%	99.4%	28,406	$8.27
South Bay	37	2,827,992	1,374,691	4,202,683	98.5%	90.4%	95.9%	97.8%	43,472	$10.79
Los Angeles County	127	10,260,655	4,683,280	14,943,935	98.8%	94.0%	97.3%	98.3%	144,086	$9.91

North Orange County	11	937,451	312,417	1,249,868	98.2%	73.3%	92.0%	97.0%	11,886	$10.34
OC Airport	8	522,595	179,413	702,008	98.4%	100.0%	98.8%	98.8%	7,997	$11.53
South Orange County	4	329,458	27,960	357,418	100.0%	100.0%	100.0%	100.0%	3,611	$10.10
West Orange County	8	663,411	459,762	1,123,173	94.0%	69.4%	83.9%	94.0%	8,738	$9.27
Orange County	31	2,452,915	979,552	3,432,467	97.4%	77.1%	91.6%	96.8%	32,232	$10.25

Inland Empire East	1	51,867	—	51,867	83.3%	—%	83.3%	83.3%	293	$6.79
Inland Empire West	22	3,656,871	155,103	3,811,974	97.6%	52.7%	95.8%	95.8%	31,212	$8.55
San Bernardino County	23	3,708,738	155,103	3,863,841	97.4%	52.7%	95.6%	95.6%	31,505	$8.53

Ventura	16	1,227,954	1,175,718	2,403,672	93.2%	96.9%	95.0%	95.0%	22,398	$9.80
Ventura County	16	1,227,954	1,175,718	2,403,672	93.2%	96.9%	95.0%	95.0%	22,398	$9.80

Central San Diego	16	1,106,133	236,315	1,342,448	97.7%	40.6%	87.7%	95.2%	15,536	$13.20
North County San Diego	15	987,275	583,439	1,570,714	91.4%	93.7%	92.2%	92.2%	16,740	$11.56
South County San Diego	1	76,701	—	76,701	98.9%	—%	98.9%	98.9%	792	$10.44
San Diego County	32	2,170,109	819,754	2,989,863	94.9%	78.4%	90.3%	93.7%	33,068	$12.24
CONSOLIDATED TOTAL / WTD AVG	229	19,820,371	7,813,407	27,633,778	97.6%	89.9%	95.4%	97.0%	$263,289	$9.99

(1)
Excludes space aggregating 444,583 square feet at seven of our properties that were in various stages of repositioning or lease-up as of June 30, 2020. See pages 21-22 for additional details on these properties.

(2)	See page 26 for definition and details on how these amounts are calculated.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 15

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Occupancy:(1)(2)
Los Angeles County(2)	97.3%	97.2%	97.4%	96.4%	96.1%
Orange County	91.6%	91.2%	96.3%	92.6%	90.9%
San Bernardino County	95.6%	96.9%	97.4%	97.9%	97.8%
Ventura County(2)	95.0%	96.8%	96.6%	92.7%	86.9%
San Diego County	90.3%	90.5%	91.4%	90.6%	92.5%
Total/Weighted Average(2)	95.4%	95.6%	96.5%	95.1%	94.5%

Consolidated Portfolio RSF(2)	27,633,778	27,303,260	26,425,208	24,752,305	23,812,518

Leasing Activity:

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Leasing Activity (SF):(3)
New leases(4)	550,977	424,435	439,138	396,115	651,023
Renewal leases(4)	818,529	1,169,923	1,022,293	618,982	1,069,391
Gross leasing	1,369,506	1,594,358	1,461,431	1,015,097	1,720,414

Expiring leases	1,328,499	1,486,424	1,459,500	1,011,691	1,289,743
Expiring leases - placed into repositioning	—	198,762	—	—	—
Net absorption	41,007	(90,828)	1,931	3,406	430,671
Retention rate(5)	62%	80%	71%	62%	85%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
GAAP Rent Change	32.3%	36.6%	42.0%	31.2%	39.4%
Cash Rent Change	18.2%	24.4%	27.1%	19.4%	22.3%

(1)	See page 15 for the occupancy by County of our total consolidated portfolio excluding repositioning space.

(2)
Total consolidated portfolio RSF and ending occupancy percentages for Q1'20, Q4'19, Q3'19 and Q2'19 have been restated to remove the RSF of the following buildings that were acquired vacant with the intent to demolish the building and construct a new building: 12,000 RSF at 9615 Norwalk Blvd. (acquired Q2’15; LA County), 49,976 RSF at 851 Lawrence Dr. (acquired Q2’18; Ventura County) and 63,900 RSF at 415 Motor Ave. (acquired Q4’19; LA County).

(3)	Excludes month-to-month tenants.

(4)
Renewal leasing activity for Q2'20, Q1'20, Q4'19, Q3'19 and Q2'19 excludes relocations/expansions within Rexford’s portfolio totaling 9,413 RSF, 15,002 RSF, 17,181 RSF, 7,028 RSF and 32,496, respectively, which are included as part of new leasing activity.

(5)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (4) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Second Quarter 2020 Supplemental Financial Reporting Package	Page 16

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Second Quarter 2020:
New	49	550,977	4.0
Renewal	74	818,529	5.0
Total/Weighted Average	123	1,369,506	4.6

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Second Quarter 2020:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(3)
New(1)	$11.21	$8.13	37.9%	1.7	$11.06	$9.38	17.9%	$3.66
Renewal(2)	$10.92	$8.37	30.4%	2.0	$10.67	$9.02	18.3%	$0.68
Weighted Average	$11.00	$8.31	32.3%	1.9	$10.77	$9.11	18.2%	$1.45

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(4)	Uncommenced New Leases: Leased SF(4)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(5)(6)	In-Place + Uncommenced ABR (in thousands)(5)(6)	In-Place + Uncommenced ABR per SF(6)
Los Angeles County	1,610,464	87,529	97.9%	$5,199	$149,286	$10.21
Orange County	125,937	40,000	92.7%	773	33,005	$10.37
San Bernardino County	147,941	19,867	96.1%	383	31,888	$8.59
San Diego County	129,487	910	90.4%	161	33,229	$12.30
Ventura County	106,429	26,751	96.2%	343	22,740	$9.84
Total/Weighted Average	2,120,258	175,057	96.0%	$6,859	$270,148	$10.18

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude 14 leases aggregating 288,479 RSF for which there was no comparable lease data. Of these 14 excluded leases, one lease for 51,451 RSF relates to current year repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases exclude two leases for 59,121 RSF for which there was no comparable lease data, due to i) space with different lease structures or (ii) lease term shorter than six months.

(3)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.

(4)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of June 30, 2020.

(5)	Includes $1.9 million of annualized base rent under Uncommenced New Leases and $4.9 million of incremental annualized base rent under Uncommenced Renewal Leases.

(6)	See page 26 for further details on how these amounts are calculated.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 17

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of June 30, 2020:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	704,943	$—	$—
Current Repositioning(1)	—	390,494	—	$—
MTM Tenants	67	88,378	1,454	$16.45
2020	135	1,500,959	13,606	$9.06
2021	356	5,398,430	51,597	$9.56
2022	361	4,017,072	43,569	$10.85
2023	265	3,518,546	40,278	$11.45
2024	127	3,857,305	37,584	$9.74
2025	79	2,719,652	26,892	$9.89
2026	21	1,383,987	12,946	$9.35
2027	11	669,948	6,557	$9.79
2028	6	348,447	3,304	$9.48
2029	8	550,549	5,986	$10.87
Thereafter	26	2,485,068	26,375	$10.61
Total Portfolio	1,462	27,633,778	$270,148	$10.18

(1)
Represents vacant space at our properties that were classified as current repositioning/development as of June 30, 2020. Excludes completed repositioning properties, pre-leased repositioning space, properties in lease-up and future repositioning properties. See pages 21-22 for additional details on these properties.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 18

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	North County San Diego / South Bay	527,861	2.8%	$14.23(1)	11/30/2032 (1)
Unified Natural Foods, Inc.	Central LA	695,120	2.0%	$7.76	5/8/2038
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.0%	$8.64	6/30/2027
Omega/Cinema Props, Inc.	Central LA	246,588	0.9%	$9.73	12/31/2029
32 Cold, LLC	Central LA	149,157	0.9%	$15.53	3/31/2026 (2)
Dendreon Pharmaceuticals, LLC	West Orange County	184,000	0.8%	$12.00	2/28/2030
Command Logistic Services	South Bay	228,903	0.8%	$9.60	9/30/2025
Goldencorr Sheets, LLC	San Gabriel Valley	256,993	0.8%	$7.92	4/30/2025
Lumber Liquidators Services, LLC	San Gabriel Valley	504,016	0.7%	$4.04	11/30/2024
Triscenic Production Services, Inc.	Greater San Fernando Valley	245,507	0.7%	$8.22	9/30/2024 (3)
Top 10 Total / Weighted Average		3,357,493	11.4%	$9.20

(1)
Includes (i) one land lease in North Orange County expiring January 31, 2021, (ii) 30,160 RSF expiring September 30, 2027, (iii) 42,270 RSF expiring October 31, 2030, (iv) 311,995 RSF expiring February 28, 2031, and (v) 143,436 RSF expiring November 30, 2032.

(2)	Includes (i) 78,280 RSF expiring September 30, 2025, and (ii) 70,877 RSF expiring March 31, 2026.

(3)	Includes (i) 147,318 RSF expiring September 30, 2021, (ii) 69,219 RSF expiring March 31, 2022, and (iii) 28,970 RSF expiring September 30, 2024.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable Square Feet	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	716	1,550,844	1,679,278	92.4%	92.4%	$23,007	8.5%	$14.84
5,000 - 9,999	221	1,570,941	1,667,593	94.2%	94.2%	20,207	7.5%	$12.86
10,000 - 24,999	276	4,404,650	4,697,542	93.8%	95.0%	52,474	19.4%	$11.91
25,000 - 49,999	122	4,362,003	4,560,126	95.7%	98.2%	47,363	17.5%	$10.86
>50,000	127	14,649,903	15,029,239	97.5%	99.2%	127,097	47.1%	$8.68
Total / Weighted Average	1,462	26,538,341	27,633,778	96.0%	97.6%	$270,148	100.0%	$10.18

(1)	See page 26 for further details on how these amounts are calculated.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 19

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Six Months Ended June 30, 2020

			Year to Date
	Q2-2020	Q1-2020	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$108	$355	$463	520,769	$0.89
New Leases‐2nd Generation	$293	$27	320	90,592	$3.53
Renewals	$17	$4	21	374,417	$0.06
Total Tenant Improvements and Space Preparation	418	386	$804

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$441	$476	$917	357,594	$2.56
New Leases‐2nd Generation	$856	$723	1,579	598,944	$2.64
Renewals	$834	$973	1,807	1,336,666	$1.35
Total Leasing Commissions & Lease Costs	2,131	2,172	$4,303

Total Recurring Capex	$1,323	$1,575	$2,898	27,076,230	$0.11
Recurring Capex % of NOI	2.2%	2.7%	2.4%
Recurring Capex % of Operating Revenue	2.0%	2.4%	2.2%

Nonrecurring Capex:
Development and Repositioning(2)	$10,062	$9,148	$19,210
Other Repositioning(3)	2,724	2,088	4,812
Other(4)	1,987	1,175	3,162
Total Nonrecurring Capex	$14,773	$12,411	$27,184	18,359,169	$1.48

Other Capitalized Costs(5)	$2,412	$2,123	$4,535

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of June 30, 2020. For details on these properties see pages 21-22.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 21-22 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning/Development.(1)
As of June 30, 2020	(unaudited results, in thousands, except square feet)

Development

				Est. Construction Period(1)
Property (Submarket)	Projected RSF(2)		Property Leased % 6/30/20	Start	Target Completion	Est. Period until Stabilized (mos.)(1)(3)	Purchase Price(1)	Projected Development Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
CURRENT DEVELOPMENT:
Avenue Paine (SF Valley)	111,024		0%	3Q-2019	4Q-2021	21	$5,515	$11,869	$17,384	$6,481	$1,037	6.0%
851 Lawrence Drive (Ventura)	90,856		0%	2Q-2018	1Q-2021	11 - 14	$6,663	$11,247	$17,910	$8,530	$1,031	5.8%
12821 Knott Street (West OC)(4)	164,368		0%	1Q-2019	1Q-2021	9 - 11	$19,768	$9,714	$29,482	$20,989	$1,647	5.6%
The Merge (Inland Empire West)	333,491		0%	2Q-2019	3Q-2020	9 - 12	$23,827	$32,887	$56,714	$40,107	$2,708	4.8%
415 Motor Avenue (SG Valley)	96,950		0%	4Q-2019	3Q-2021	15 - 18	$7,376	$10,097	$17,473	$7,535	$1,003	5.7%
1055 Sandhill Avenue (South Bay)	126,013		0%	2Q-2020	1Q-2023	TBD	$14,758	$14,068	$28,826	$14,825	$1,562	5.4%
TOTAL	922,702						$77,907	$89,882	$167,789	$98,467	$8,988

FUTURE DEVELOPMENT:
9615 Norwalk Blvd. (Mid-Counties)(4)(5)	201,808	(5)	100%	1Q-2021	2022	TBD	$9,642	$20,004	$29,646	$10,409	$1,925	6.5%
4416 Azusa Canyon Rd. (SG Valley)(4)	128,350		100%	1Q-2021	4Q-2021	21	$12,277	$12,728	$25,005	$12,341	$1,347	5.4%
TOTAL	330,158						$21,919	$32,732	$54,651	$22,750	$3,272

Repositioning

				Est. Construction Period(1)
Property (Submarket)	Total Property RSF	RSF Under Repo/ Lease-Up	Property Leased % 6/30/20	Start	Target Completion	Est. Period to Stabilization (mos.)(1)(3)	Purchase Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
CURRENT REPOSITIONING:
16121 Carmenita Road (Mid-Counties)	105,477	53,552	49%	1Q-2019	3Q-2020	4 - 6	$13,452	$3,169	$16,621	$15,731	$940	5.7%
10015 Waples Court (Central SD)	106,412	106,412	0%	2Q-2019	3Q-2020	4 - 6	$21,435	$4,306	$25,741	$24,231	$1,356	5.3%
1210 N. Red Gum Street (North OC)	64,570	64,570	0%	1Q-2020	3Q-2020	4 - 6	$7,664	$1,655	$9,319	$8,269	$589	6.3%
727 Kingshill Place (South Bay)(6)	45,160	45,160	0%	1Q-2020	4Q-2020	6 - 9	$8,894	$872	$9,766	$8,966	$487	5.0%
TOTAL	321,619	269,694					$51,445	$10,002	$61,447	$57,197	$3,372

LEASE-UP:
29003 Avenue Sherman (SF Valley)	68,123	16,672	76%	3Q-2018	4Q-2019	4 - 6	$9,531	$1,309	$10,840	$10,497	$560	5.2%
*See footnotes on the following page*

Second Quarter 2020 Supplemental Financial Reporting Package	Page 21

Properties and Space Under Repositioning/Development Continued.(1)
As of June 30, 2020	(unaudited results, in thousands, except square feet)

Repositioning Space

			Estimated Construction Period(1)
Property (Submarket)	Total Property RSF	Space Under Repositioning/Lease-Up	Start	Target Completion	Estimated Period until Stabilized (months)(1)(2)	Projected Repo Costs(1)	Repositioning Costs Incurred to Date	Total Property Leased % 6/30/20	Estimated Annual Stabilized Cash NOI(1)
LEASE-UP:
7110 E. Rosecrans Avenue - Unit B (South Bay)(7)	74,856	37,417	1Q-2019	3Q-2019	4 - 6	$1,458	$1,122	50%	$337

Stabilized Repositionings: Properties and Space
Property (Submarket)		Rentable Square Feet			Stabilized Period			Stabilized Yield
14750 Nelson (San Gabriel Valley)		201,990			1Q-2019			8.0%
1998 Surveyor Avenue (Ventura)		56,306			1Q-2019			5.8%
15401 Figueroa Street (South Bay)		38,584			1Q-2019			7.2%
1332-1340 Rocky Pt. Dr. (North SD)		73,747			1Q-2019			6.5%
1580 Carson Street (South Bay)		43,787			3Q-2019			6.3%
3233 Mission Oaks Blvd. - Unit H / Unit 3233 (Ventura)		43,927 (Unit H) / 109,636 (Unit 3233)			1Q-2018 / 4Q-2019			9.0%(8)
2722 Fairview Street (OC Airport)		116,575			4Q-2019(10)			6.3%(9)
2455 Conejo Spectrum St.(Ventura)		98,218			1Q-2020			5.3%
635 8th Street (SF Valley)		72,250			1Q-2020			5.0%

(1)
For definitions of “Properties and Space Under Repositioning,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Development Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Estimated Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 28 in the Notes and Definitions section of this report.

(2)	Represents the estimated rentable square footage of the project upon completion of development.

(3)
Represents the estimated remaining number of months, as of June 30, 2020, for the project to reach stabilization. Includes time to complete construction and lease-up the project. Actual number of months required to reach stabilization may vary materially from our estimates.

(4)
As of June 30, 2020, these projects have existing buildings aggregating 217,672 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings. Includes the following projects: 12821 Knott Street (120,800 RSF), 9615 Norwalk Blvd. (26,362 RSF) and 4416 Azusa Canyon Road (70,510 RSF).

(5)
9615 Norwalk is a 10.26 acre storage-yard with two occupied buildings totaling 26,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of March 31, 2021. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.

(6)	During 1Q-2020, we acquired 701-751 Kingshill Place, a six-building property. Amounts presented on page 21 represent one of the six buildings located at 727 Kingshill Place.

(7)
As of June 30, 2020, we have completed the repositioning of a 37,417 RSF unit at 7110 Rosecrans Avenue. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(8)	Represents the stabilized yield for the entire 3233 Mission Oaks Boulevard property (461,717 RSF).

(9)
Based on our definition of “Stabilization Date - Properties and Space Under Repositioning,” 2722 Fairview is considered stabilized as of December 31, 2019, which is one year from the date of completion of repositioning construction work. During 2Q-2020 we completed lease-up of the remainder of the property at a stabilized yield of 6.3%.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 22

Current Year Acquisitions and Dispositions Summary.
As of June 30, 2020	(unaudited results, data represents consolidated portfolio only)

2020 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Jun 30, 2020
3/5/2020	701-751 Kingshill Place(1)	Los Angeles	South Bay	169,069	$33.25	73%	73%
3/5/2020	2601-2641 Manhattan Beach Blvd(1)	Los Angeles	South Bay	126,726	$39.48	96%	93%
3/5/2020	2410-2420 Santa Fe Avenue(1)	Los Angeles	South Bay	112,000	$35.74	100%	100%
3/5/2020	11600 Los Nietos Road(1)	Los Angeles	Mid-Counties	103,982	$16.63	100%	100%
3/5/2020	5160 Richton Street(1)	San Bernardino	Inland Empire - West	94,976	$15.65	86%	86%
3/5/2020	2205 W. 126th Street(1)	Los Angeles	South Bay	63,532	$17.71	40%	64%
3/5/2020	11832-11954 La Cienega Blvd(1)	Los Angeles	South Bay	63,462	$19.66	93%	93%
3/5/2020	7612-7642 Woodwind Drive(1)	Orange	West Orange County	62,377	$13.78	100%	100%
3/5/2020	960-970 Knox Street(1)	Los Angeles	South Bay	39,400	$9.94	100%	100%
3/5/2020	25781 Atlantic Ocean Drive(1)	Orange	South Orange County	27,960	$5.52	100%	100%
4/1/2020	Brady Way(2)	Orange	West Orange County	—	$0.87	n/a	n/a
4/3/2020	720-720 Vernon Avenue	Los Angeles	San Gabriel Valley	71,692	$15.52	100%	100%
5/5/2020	6687 Flotilla Street	Los Angeles	Central	120,000	$21.00	100%	100%
5/28/2020	1055 Sandhill Avenue(3)	Los Angeles	South Bay	—	$14.45	n/a	n/a
6/19/2020	22895 Eastpark Drive	Orange	North Orange County	34,950	$6.84	100%	100%
6/19/2020	8745-8775 Production Avenue	San Diego	Central San Diego	46,820	$7.85	65%	65%
6/26/2020	15850 Slover Avenue	San Bernardino	Inland Empire - West	60,127	$9.96	—%	—%
Total 2020 Current Period Acquisitions:				1,197,073	$283.85

2020 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Jun 30, 2020
7/1/2020	15650-15700 Avalon Boulevard	Los Angeles	South Bay	166,088	$28.08	100%	n/a
7/1/2020	11308-11350 Penrose Street	Los Angeles	San Fernando Valley	151,604	$25.43	100%	n/a
7/1/2020	11076-11078 Fleetwood Street	Los Angeles	San Fernando Valley	26,040	$4.71	100%	n/a
7/1/2020	11529-11547 Tuxford Street	Los Angeles	San Fernando Valley	29,730	$5.00	100%	n/a
7/17/2020	12133 Greenstone Avenue	Los Angeles	Mid-Counties	12,586	$5.48	100%	n/a
Total Year-to-Date Acquisitions				1,583,121	$352.55

(1)
These properties were acquired as part of ten-property portfolio acquisition for $207.4 million (including $4.2 million of purchase accounting adjustments), including assumed debt. The acquisition was completed through a combination of cash and an UPREIT transaction, whereby the seller contributed a portion of the portfolio value to the Company's operating partnership in exchange for a blend of OP Units and newly issued convertible preferred operating partnership units ("Series 2 CPOP Units"). The newly issued Series 2 CPOP Units are non-callable by the Company for five years and feature a $45.00 liquidation preference, 4.0% dividend and 0.7722% conversion premium, all of which are more fully described in the Current Report on Form 8-K filed with the SEC on March 6, 2020.

(2)	Brady Way is a 1 acre parcel of land adjacent to our property located at 12821 Knott Street.

(3)
1055 Sandhill Avenue consists of 158,595 RSF of vacant manufacturing buildings on 5.8 acres of land. The Company intends to demolish the existing structures and construct a new 126,013 RSF single tenant building.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 23

Guidance.
As of June 30, 2020

2020 OUTLOOK*

METRIC	2020 GUIDANCE / ASSUMPTIONS
	INITIAL GUIDANCE	Q1’20 UPDATED GUIDANCE		Q2’20 UPDATED GUIDANCE		YTD RESULTS AS OF JUNE 30, 2020
Net Income Attributable to Common Stockholders per diluted share (1)	$0.37 - $0.39	$0.28 - $0.31	ê	$0.28 - $0.31	—	$0.19
Company share of Core FFO per diluted share (1)(2)	$1.30 - $1.32	$1.26 - $1.29	ê	$1.26 - $1.29	—	$0.65
Stabilized Same Property Portfolio NOI Growth (3)	3.7% - 4.2%	1.3% - 1.8%	ê	1.3% - 1.8%	—	3.4%
Year-End Stabilized Same Property Portfolio Occupancy (3)	96.0% - 97.0%	95.0% - 96.0%	ê	95.0% - 96.0%	—	97.6%
General and Administrative Expenses (4)	$36.5M - $37.0M	$36.5M - $37.0M	—	$36.5M - $37.0M	—	$18.3M

(1)
Our Net Income and Core FFO guidance refers to the Company's in-place portfolio as of July 21, 2020, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of July 21, 2020, reflects the acquisition of five properties containing 386,048 rentable square feet that occurred subsequent to June 30, 2020.

(2)
See page 29 for a reconciliation of the Company’s 2020 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through July 21, 2020, and that were stabilized as of January 1, 2019. Therefore, our Stabilized Same Property Portfolio excludes properties that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020. For 2020, our Stabilized Same Property Portfolio consists of 161 properties aggregating 19,820,371 rentable square feet.

(4)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $14.0 million.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 24

Net Asset Value Components.
As of June 30, 2020	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended June 30, 2020
Total operating rental income	$79,770
Property operating expenses	(18,884)
Pro forma effect of uncommenced leases(2)	1,705
Pro forma effect of acquisitions(3)	179
Pro forma NOI effect of properties and space under repositioning(4)	3,783
Pro Forma NOI	66,553
Amortization of net below-market lease intangibles	(2,669)
Straight line rental revenue adjustment	(6,212)
Pro Forma Cash NOI	$57,672

Balance Sheet Items
Other assets and liabilities	June 30, 2020
Cash and cash equivalents	$254,373
Restricted cash	67
Rents and other receivables, net	4,790
Other assets	16,656
Acquisition related deposits	63,612
Accounts payable, accrued expenses and other liabilities	(33,731)
Dividends payable	(27,532)
Tenant security deposits	(26,158)
Prepaid rents	(11,163)
Estimated remaining cost to complete repositioning projects	(106,352)
Total other assets and liabilities	$134,562

Debt and Shares Outstanding

Total consolidated debt(5)	$908,250
Preferred stock/units - liquidation preference	$319,068

Common shares outstanding(6)	123,546,160
Operating partnership units outstanding(7)	3,908,476
Total common shares and operating partnership units outstanding	127,454,636

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 26 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of April 1, 2020.

(3)
Represents the estimated incremental NOI from Q2'20 acquisitions as if they had been acquired on April 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of April 1, 2020.

(4)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/development or lease-up during the three months ended June 30, 2020, assuming that all repositioning/development work had been completed and all of the properties/space were fully stabilized as of April 1, 2020. See pages 21-22 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of April 1, 2020.

(5)	Excludes unamortized loan discount and debt issuance costs totaling $1.6 million.

(6)	Represents outstanding shares of common stock of the Company, which excludes 243,039 shares of unvested restricted stock.

(7)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 434,368 vested LTIP Units and excludes 292,751 unvested LTIP Units and 687,761 unvested performance units.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of June 30, 2020, multiplied by 12. Includes leases that have commenced as of June 30, 2020 or leases where tenant has taken early possession of space as of June 30, 2020. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of June 30, 2020.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to June 30, 2020, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of June 30, 2020, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of June 30, 2020.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of June 30, 2020.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of June 30, 2020.

Capital Expenditures, Non-recurring: Expenditures made with respect to a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Second Quarter 2020 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

Debt Covenants ($ in thousands)

		Jun 30, 2020
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.4%	21.6%
Maximum Secured Leverage Ratio	less than 45%	2.4%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	2.5%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$2,522	$3,388,116	N/A
Minimum Tangible Net Worth	$2,434	N/A	$3,388,116
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.5 to 1.00	4.5 to 1.00
Unencumbered Leverage Ratio	less than 60%	21.1%	22.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.87 to 1.00	7.87 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
EBITDAre	$52,080	$50,244	$48,031	$44,334	$41,921
Amortization of above/below market lease intangibles	(2,669)	(2,402)	(2,191)	(2,065)	(1,900)
Non-cash stock compensation	3,709	3,570	2,800	2,668	2,709
Straight line rental revenue adj.	(6,212)	(1,672)	(2,200)	(2,080)	(1,241)
Capitalized payments	(947)	(1,185)	(984)	(1,064)	(955)
Recurring capital expenditures	(1,323)	(1,575)	(1,383)	(1,851)	(1,280)
2nd gen. tenant improvements & leasing commissions	(2,000)	(1,727)	(1,754)	(1,211)	(1,358)
Cash flow for fixed charge coverage calculation	42,638	45,253	42,319	38,731	37,896
Cash interest expense calculation detail:
Interest expense	7,428	7,449	7,364	6,785	6,255
Capitalized interest	1,061	882	867	1,311	1,053
Note payable premium amort.	59	16	(2)	(1)	(2)
Amort. of deferred financing costs	(381)	(343)	(347)	(347)	(345)
Cash interest expense	8,167	8,004	7,882	7,748	6,961
Scheduled principal payments	175	50	40	40	39
Preferred stock/unit dividends	4,344	4,059	3,936	2,872	2,694
Fixed charges	$12,686	$12,113	$11,858	$10,660	$9,694
Fixed Charge Coverage Ratio	3.4	x	3.7	x	3.6	x	3.6	x	3.9	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’

Second Quarter 2020 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Development:

•
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 40,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

•
Estimated Construction Period: The Start of the Estimated Construction Period is the period we start activities to get a property ready for its intended use, which includes pre-construction activities, including entitlements, permitting, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.

•	Purchase Price: Represents the contractual purchase price of the property plus closing costs.

•
Projected Repositioning/Development Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/development project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

•	Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Development Costs.

•	Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.

•
Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

•	Estimated Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.

•
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Rental revenue	$67,349	$65,255	$62,137	$56,442	$53,599
Tenant reimbursements	12,433	11,993	11,381	10,193	9,776
Other income	(12)	242	497	385	238
Rental income	$79,770	$77,490	$74,015	$67,020	$63,613

Second Quarter 2020 Supplemental Financial Reporting Package	Page 28

Notes and Definitions.

Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Stabilized Same Property Portfolio: Our 2020 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through June 30, 2020, and that had reached stabilization prior to January 1, 2019. Therefore, our 2020 Stabilized Same Property Portfolio excludes the properties listed below that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020.

1210 N. Red Gum Street	16121 Carmenita Road	3233 Mission Oaks Boulevard
1332-1340 Rocky Point Drive	1998 Surveyor Avenue	7110 E. Rosecrans Avenue
14748-14750 Nelson Avenue	2700-2722 Fairview Street	851 Lawrence Drive
15401 Figueroa Street	28903 Avenue Paine
1580 Carson Street	29003 Avenue Sherman
Stabilized Same Property Portfolio Rental Income: See below for a breakdown of 2020 and 2019 rental income for our Stabilized Same Property Portfolio. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Rental revenue	$49,027	$47,150	$1,877	4.0%	$98,193	$94,019	$4,174	4.4%
Tenant reimb.	8,501	8,468	33	0.4%	16,921	17,037	(116)	(0.7)%
Other income	(15)	233	(248)	(106.4)%	177	488	(311)	(63.7)%
Rental income	$57,513	$55,851	$1,662	3.0%	$115,291	$111,544	$3,747	3.4%
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2020 Estimate
	Low	High
Net income attributable to common stockholders	$0.28	$0.31
Company share of depreciation and amortization	$0.98	$0.98
Company share of Core FFO	$1.26	$1.29

Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net Income	$16,271	$15,272	$24,382	$12,948	$15,954
Add:
General and administrative	8,972	9,317	8,215	7,440	7,301
Depreciation & amortization	28,381	27,523	26,877	25,496	24,522
Acquisition expenses	14	5	(3)	122	29
Interest expense	7,428	7,449	7,364	6,785	6,255
Subtract:
Management, leasing, and development services	114	93	105	90	109
Interest income	66	97	279	951	668
Gains on sale of real estate	—	—	10,592	895	4,810
NOI	$60,886	$59,376	$55,859	$50,855	$48,474
S/L rental revenue adj.	(6,212)	(1,672)	(2,200)	(2,080)	(1,241)
Amortization of above/below market lease intangibles	(2,669)	(2,402)	(2,191)	(2,065)	(1,900)
Cash NOI	$52,005	$55,302	$51,468	$46,710	$45,333

Reconciliation of Net Income to Total Portfolio NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$16,271	$15,954	$31,543	$26,671
Add:
General and administrative	8,972	7,301	18,289	14,645
Depreciation and amortization	28,381	24,522	55,904	46,518
Acquisition expenses	14	29	19	52
Interest expense	7,428	6,255	14,877	12,726
Deduct:
Management, leasing and development services	114	109	207	211
Interest income	66	668	163	1,325
Gains on sale of real estate	—	4,810	—	4,810
NOI	$60,886	$48,474	$120,262	$94,266
Non-Stabilized Same Prop. Portfolio rental income	(22,257)	(7,762)	(41,969)	(11,673)
Non-Stabilized Same Prop. Portfolio property exp.	5,706	2,289	10,682	3,462
Stabilized Same Property Portfolio NOI	$44,335	$43,001	$88,975	$86,055
Straight line rental revenue adjustment	(3,196)	(630)	(3,842)	(2,365)
Amort. of above/below market lease intangibles	(1,417)	(1,729)	(2,906)	(3,493)
Stabilized Same Property Portfolio Cash NOI	$39,722	$40,642	$82,227	$80,197

Second Quarter 2020 Supplemental Financial Reporting Package	Page 29